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                                                              EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-10269) of Quarterdeck Corporation of our report dated March 1, 1996, relating to the balance sheets of Datastorm Technologies, Inc. as of December 31, 1995 and 1994, and the related statements of income and changes in retained earnings, and cash flows for the years then ended, included in the Form 8-K/A of Quarterdeck Corporation dated March 28, 1996.


Arthur Andersen, LLP

St. Louis, Missouri,
October 8, 1996